Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of GoAmerica, Inc. for the registration of 117,774,503 shares of its common stock and to the incorporation by reference therein of our report dated March 26, 2002, with respect to the financial statements and schedule of GoAmerica, Inc. for the year ended December 31, 2001 included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
----------------------
Metro Park, New Jersey
March 10, 2004


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